EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Multistate Series
96,
Defined Asset Funds (California, Florida and New York Trusts):
We hereby consent to the use in this Registration Statement No. 33-61419 of our opinion dated September 28, 1995, relating to the Statements of Condition of Municipal Investment Trust Fund, Multistate Series 96, Defined Asset Funds (California, Florida and New York Trusts ) and to the reference to us under the heading 'Auditors' in the Prospectus which is a part of this Registration Statement.
DELOITTE & TOUCHE LLP
New York, N.Y.
September 28, 1995